EXHIBIT 99.3

SwissLink Carrier AG (formerly Swissphone Carrier AG)

Quarterly reporting for the period from 1 January to 31 March 2019

Unaudited figures

Registered office:Schochenmühlestrasse 4

6340 Baar Switzerland

INCOME STATEMENT	3
BALANCE SHEET	4
STATEMENT OF CASH FLOWS	5
STATEMENT OF CHANGES IN SHAREHOLDER’ EQUITY	6

Statement of comprehensive income

for the period from January 1 to March 31, 2019

Income statement
		Period	Year ended 2018
		January 1, 2019 To March 31, 2019
	Note	(in CHF)	(in CHF)
Continuing operations
Revenue		1,361,292	7,930,672
Material costs		(1,150,599)	(7,225,167)
Gross profit		210,693	705,505
Personnel expenses		(112,874)	(760,088)
Travelling expenses		(4,780)	(18,813)
Repair and maintenance costs		(36,902)	(112,110)
Insurance costs		(16,955)	(27,046)
Administration expenses		(9,191)	(31,487)
Consulting, legal and audit fees		-	(29,666)
Other Operating expenses		(6,981)	(53,390)
Operating result before interest and taxes (EBITDA)		23,010	(327,095)
Depreciation PP&E		(553)	(2,826)
Amortisation of intangible assets		-	(5,944)
Operating result before interest and taxes (EBIT)		22,457	(335,865)
Other non operating expenses		(1,399)	-
Financial expenses		(3,141)	(75,297)
Profit/Loss before tax		17,917	(411,162)
Tax income		-	69,897
Profit/Loss for the period/year		17,917	(341,265)

Other comprehensive income
Items that will not be reclassified subsequently to profit and loss:
Re-measurement of defined benefit obligation		-	82,182
Related tax		-	(13,971)
-		-	68,211
Other comprehensive income / (expenses) for the year, net of tax		-	68,211

Total comprehensive income / (expenses) for the year		-	(273,054)

Balance sheet

as at March 31, 2019

Balance sheet
		March 31, 2019	December 31, 2018	January 1, 2018
	Note	(in CHF)	(in CHF)	(in CHF)
ASSETS
Current assets
Cash and cash equivalents		149,682	280,884	119,723
Trade accounts receivable (net)		1,270,434	626,567	1,233,978
Trade accounts receivable, shareholder
		-	-	-
Other current receivables		76,958	81,817	149,017
Prepayments / accrued income		-	-	-
Total current assets		1,497,074	989,268	1,502,718
Non-current assets
Deferred tax assets		406,967	406,967	354,552
Property, plant and equipment		12,018	1,528	9,089
Intangible assets		-	-	23,775
Total non-current assets		418,985	408,495	387,416
TOTAL ASSETS		1,916,059	1,397,763	1,890,134

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable, trade		1,209,145	737,280	931,103
Accruals and deferred income		-	55,670	35,996
Employee benefits		-	43,476	71,226
Other current liabilities		213,305	183’601	48’520
Total current liabilities		1’422’450	1,020,027	1,086,845
Non-current liabilities
Loan, third party		97’956	-	-
Loans, shareholder		2,137,077	2,137,077	1,601,825
Loans, related parties		-	-	642,459
Deferred tax liabilities		-	-	3,511
Employee benefits		142,614	142,614	184,395
Total non-current liabilities		2,377,647	2,279,691	2,432,190
TOTAL LIABILITIES		3,800,097	3,299,718	3,519,035

Shareholders' equity
Share capital		100,000	100,000	100,000
Retained earnings		(1,984,038)	(2,001,955)	(1,728,901)
Total Equity		(1,884,038)	(1,901,955)	(1,628,901)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		1,916,059	1,397,763	1,890,134

Statement of cash flow

for the period from January 1 to March 31, 2019

Statement of cash flows		Period January 1, 2019 To March 31, 2019 (in CHF)	Year ended 2018 (in CHF)

	Note
Cash flow from operating activities
Profit/Loss for the period/year		17,917	(341,265)
Adjustments for:
Depreciation of fixed assets		553	2,826
Amortization of intangible assets		-	5,944
Change in employee benefits		(43,476)	38,974
Non-cash financial expense/(income), net		-	11,448
Tax income		-	(69,897)
		(42,923)	(351,970)
Changes in:
Trade and other receivables		(639,008)	674,611
Trade and other payables and accruals		445,899	(39,068)
Current employee benefits		-	(27,750)
		(193,109)	607,793
Income taxes paid		-	-
Cash-flow from operating activities		(218,115)	255,823
Cash flow from investing activities
Acquisition for intangible assets		-	-
Acquisition of tangible assets		(8,223)	11,773
Proceeds from sale of intangible assets		-	29’719
Net cash provided / (used in) by investing activities		(8,223)	41,492
Cash flow from financing activities
Proceeds of loans, shareholder		-	535,252
Proceeds of loans, third party		97,956	-
Repayment of loans, related parties		-	(642,459)
Interest paid		-	(3,201)
Interest on shareholder loans paid		-	(12,938)
Bank fees and other finance fees paid		-	(14,887)
Net cash used in financing activities		97,956	(138,233)
Net increase / (decrease) in cash and cash equivalents		(128,382)	159,082
Cash and cash equivalents at beginning of year		280,884	119,723
Effect of foreign exchange rate changes		(2,820)	2,079
Cash and cash equivalents at end of period/year		149,682	280,884

Statement of changes in shareholders' equity

for the period from 1 January to 31 March 2019

Statement of changes in shareholders' equity

(in CHF)	Share capital	Translation reserve	Retained earnings	Total equity
Balance as at 1 January 2018	100,000	-	(1,728,901)	(1,628,901)
Loss for the year	-	-	(341,265)	(341,265)
Other comprehensive income / (expenses)	-	-	68,211	68,211
- Remeasurements of defined benefit obligation (see Note 15)	-	-	82,182	82,182
- Related tax (see Note 8)	-	-	(13,971)	(13,971)
Total comprehensive income / (expenses)	-	-	(273,054)	(273,054)
Balance as at 31 December 2018	100,000	-	(2,001,955)	(1,901,955)
Profit for the period/year	-	-	17,917	17,917
Other comprehensive income / (expenses)	-	-	-	-
- Remeasurements of defined benefit obligation (see Note 15)	-	-	-	-
- Related tax (see Note 8)	-	-	-	-
Total comprehensive income / (expenses)	-	-	17,917	17,917
Balance as at 31 March 2019	100,000	-	1,984,038	(1,884,038)

As of 31 March 2019 the share capital consists of 1’000 shares, each with a par value of CHF 100. The share capital is fully liberated.